AMENDMENT #1 T0 AGREEMENT DATED AS OF DEC. 22, 2009
BETWEEN JAKKS PACIFIC, INC. AND THQ INC.

This Amendment dated June 27, 2012 (the “Amendment”), amends an Agreement entered into as of December 22, 2009 (the “Agreement”) between JAKKS Pacific, Inc. (“JAKKS”), THQ Inc. (“THQ”) (collectively, the “Parties”).
W I T N E S S E T H:
WHEREAS, the Parties wish to amend the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Sections 1(iii) and 1(iv) of the Agreement are hereby deleted and replaced with the following:

(iii)	$2 million on or before June 29, 2012 by wire transfer to JAKKS' account as follows: ___________________________________________;

(iv)	$1 million on or before August 30, 2012 with interest on the $1 million at an annual rate of 5% calculated from June 30, 2012 to date of payment;

(v)	$1 million on or before October 30, 2012 with interest on the $1 million at an annual rate of 5% calculated from June 30, 2012 to date of payment; and

(vi)
$4 million as follows: 10 successive monthly payments of $400,000 to be made without interest except as provided below, commencing February 28, 2013 and thereafter on the last business day of each month thereafter until the $4 million has been paid.

Prepayments of the amounts set forth above may be made at any time without penalty.
2.Section 7 of the Agreement is amended to provide that notices to JAKKS shall be sent to the attention of Joel Bennett, Chief Financial Officer, with a copy to Murray L. Skala, Feder Kaszovitz LLP, 845 Third Avenue, NY, NY 10022.

3.Except as explicitly amended hereby, all of the terms of the Agreement shall remain in full force and effect, including specifically, but without limitation, the provisions of Sections 3 and 8 of the Agreement which are all incorporated by reference into this Amendment as if separately stated herein.

4.This Amendment may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same document.

IN WITNESS WHEREOF, the Parties have executed this Agreement dated June 27, 2012.

THQ INC.		JAKKS PACIFIC, INC.

By:	/s/ Paul J. Pucino	By:	/s/ Joel M. Bennett
Name:	Paul J. Pucino	Name:	Joel M. Bennett
Title:	CFO	Title:	EVP/CFO